January 29, 2016

Q1 FY16 Results

Steve Voorhees
Chief Executive Officer

Ward Dickson
Chief Financial Officer

Jim Porter
President, Paper Solutions

Bob Beckler
President, Packaging Solutions

WestRock

Forward-looking Statements

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to the statements on the slides entitled "WestRock - A Compelling Value Creation Opportunity", "Q1 FY16 Specialty Chemicals (Ingevity) Results", "Merger Synergy and Performance Improvement Realization", "Recent Strategic Investments", "FY16 Cash Flow Outlook and Assumptions" and "Forecasted FY16 Major Annual Consumption Volumes" that give guidance or estimates for future periods as well as statements regarding, among other things, that, we expect to pay an annual dividend of $1.50 per share and complete our 40 million share repurchase program over time; our balance sheet strength provides flexibility to invest in business while returning capital to stockholders; we are expanding our customer relationships based on breadth and depth of our product offerings across a broader geographic footprint; we estimate approximately $950 million to $1 billion of Free Cash Flow in FY16; our capabilities are strengthening relationships with our customers; WestRock will receive approximately $400 million in connection with the Ingevity spin; we will return significant cash to global stockholders while maintaining targeted 2.25x – 2.50x leverage ratio; our Grupo Gondi joint venture investment is expected to close in first half of calendar 2016 and that it will be a transformational partnership in an attractive high-growth market; with respect to our consumer packaging segment, the production of Carolina® tons to start in Q2 FY16; the spin of Ingevity is targeted for early May 2016; the step-up in book value of our land and development projects to market value due to the merger will have significant impact on ongoing reported profitability of our land and development segment and no impact on cash flow for the land and development segment or WestRock; we estimate annualized run rate savings of at least $450 million by end of fiscal year 2016; we are on track to meet our $1 billion synergy and performance improvements objective by FY18; we have footprint consolidation opportunities with respect to our acquisition of Cenveo Packaging; and the assumptions and outlook set forth on slides #14 and #25 with respect to our FY16 forecast will materialize as outlined.

Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and are typically identified by words or phrases such as "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "potential" and "forecast," and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. WestRock cautions readers that a forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. With respect to these statements, WestRock has made assumptions regarding, among other things, the results and impacts of the merger of MeadWestvaco and RockTenn; whether and when the spin-off of WestRock's Specialty Chemicals business will occur; whether and when Grupo Gondi joint venture transaction will close; economic, competitive and market conditions generally; volumes and price levels of purchases by customers; competitive conditions in WestRock's businesses and possible adverse actions of their customers, competitors and suppliers. Further, WestRock's businesses are subject to a number of general risks that would affect any such forward-looking statements including, among others, decreases in demand for their products; increases in energy, raw materials, shipping and capital equipment costs; reduced supply of raw materials; fluctuations in selling prices and volumes; intense competition; the potential loss of certain customers; the scope, costs, timing and impact of any restructuring of our operations and corporate and tax structure; the occurrence of a natural disaster, such as a hurricane, winter or tropical storm, earthquake, tornado, flood, fire, or other unanticipated problems such as labor difficulties, equipment failure or unscheduled maintenance and repair, which could result in operational disruptions of varied duration; our desire or ability to continue to repurchase company stock; and adverse changes in general market and industry conditions. Such risks and other factors that may impact management's assumptions are more particularly described in our filings with the Securities and Exchange Commission, including in Item 1A under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended September 30, 2015. The information contained herein speaks as of the date hereof and WestRock does not have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Disclaimer and Use of Non-GAAP Financial Measures and Reconciliations

We may from time to time be in possession of certain information regarding WestRock that applicable law would not require us to disclose to the public in the ordinary course of business, but would require us to disclose if we were engaged in the purchase or sale of our securities. This presentation shall not be considered to be part of any solicitation of an offer to buy or sell WestRock securities. This presentation also may not include all of the information regarding WestRock that you may need to make an investment decision regarding WestRock securities. Any such investment decision should be made on the basis of the total mix of information regarding WestRock that is publicly available as of the date of such decision.

We have included financial measures that were not prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). The non-GAAP financial measures presented are not intended to be a substitute for GAAP financial measures, and any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP and the reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures included in the Appendix to this presentation.

WestRock – A Compelling Value Creation Opportunity

Industry Leadership	• Merger created a global industry leader with unparalleled customer offerings • Hold number 1 or number 2 positions in attractive paperboard packaging markets
Growth in Paper & Packaging	• Expanding customer relationships based on breadth and depth of product offerings across a broader geographic footprint • Making strategic investments that will improve our business and grow cash flow – Acquisition of SP Fiber – Acquisition of Cenveo Packaging – JV in Mexico with Grupo Gondi
Realizing Synergies and Performance Improvements	• Intensely focused on annualized $1 billion synergy and performance improvements target by year end FY18; over $250 million annualized run-rate as of 12/31/15
Strong Cash Flow Generation	• Estimate approximately $950 million to $1 billion of Free Cash Flow for FY16 (1)(2)
Balanced Capital Allocation Focused on Value Creation	• Returning significant cash to global stockholders while maintaining targeted 2.25x – 2.50x leverage ratio – Annual dividend of $1.50 per share; current dividend yield of 4.6% (3) – 40 million share repurchase program; repurchased 9.5 million shares since the merger

1) See Use of Non-GAAP Financial Measures and Reconciliation in the Appendix.
2) Free Cash Flow is defined as Cash Provided by Operating Activities, excluding after-tax cash restructuring costs minus capital expenditures.
3) This is a non-GAAP Measure. Calculated as annual dividend of $1.50 divided by closing share price on 1/27/2016 of $32.60.

Key Takeaways for the Quarter

Good execution drives solid financial performance

- Net Sales of $3.7 billion and Adjusted EPS of $0.59 (1)(2)
- LTM Credit Agreement EBITDA Margin of 16.9% (1)
- Strong cash flow generation — Free Cash Flow of $341 million (1)(3), excluding after-tax cash restructuring and special items

Realizing strategic benefits of merger

- Most comprehensive product portfolio and solutions; capabilities are strengthening relationships with customers
- Top 15 packaging customers all buying multiple products from WestRock
- Achieved $250 million annualized run-rate synergy and performance improvements as of 12/31/15

Disciplined and balanced capital allocation strategy

- Leverage ratio was 2.20x at 12/31/15 versus target of 2.25x – 2.50x (1)
- Repurchased 4.1 million shares of WestRock stock from November 2015 through January 2016 — at average price of < $44 per share
  - Spin related limitation on ability to repurchase WestRock stock has been eliminated by issuance of the private letter ruling by the IRS
- Completed SP Fiber acquisition on October 1, 2015, and Cenveo Packaging acquisition on January 19, 2016
- Grupo Gondi joint venture investment expected to close in first half of calendar 2016

1) See Use of Non-GAAP Financial Measures and Reconciliation in the Appendix.
2) On a GAAP basis, WestRock's Earnings (Loss) Per Share was ($1.76) for Q1 FY16.
3) Free Cash Flow is a non-GAAP measure. Free Cash Flow of $341 million is equal to Cash Flow from Operations of $523.0 million plus after-tax restructuring and merger related expenses of $21.3 million minus capital expenditures of $203.8 million.

Q1 FY16 Corrugated Packaging Results

Financial Performance – Adjusted

($ in millions, except percentages)	Q1 FY16 WRK [2]	Q1 FY15 RKT + MWV [3]
Segment Sales	$1,964	$1,982
Segment Income [1]	$181	$210
Segment EBITDA [1]	$325	$340
% Margin [1][4]	17.1%	17.8%
North America EBITDA Margin [1][4]	17.7%	17.7%
Brazil EBITDA Margin [1]	24.8%	30.4%

Unfavorable foreign exchange translation impact to Q1 FY16 sales and segment EBITDA is $80 million [1] and $14 million [1], respectively

Segment EBITDA[1] ($ in millions)


$340
($22)
($9)
($5)
$23
($13)
($11)
$36
($14)
$325
Q1 FY15
Volume
Price / Mix
Pulp
Energy, Materials and Freight
Labor and Benefits Inflation
Impact of Downtime
Productivity / Synergies
FX
Q1 FY16

North America:

- Stable North American corrugated EBITDA margins
- Box shipments grew 2.9% on a per day basis versus prior year
- Stable domestic box pricing versus prior year
- Lower containerboard domestic and export shipments by 86K tons and 26K tons, respectively versus prior year, excluding SP Fiber
- 144K tons of economic downtime excluding Newberg, and 120K tons of maintenance downtime for the quarter
- Permanent closures of Coshocton, Newberg and Uncasville mills reduce packaging capacity by 675K tons; Coshocton and Uncasville closures reduce system operating costs by $25 million per year
- Q1 FY16 results include $7 million of operating losses associated with Newberg mill

Brazil:

- Brazil EBITDA margin of 24.8% [1]; box shipments up 1% on a per day basis compared to a 5% market decline

Segment EBITDA Bridge Variances:

- Volume: Increased North American and Brazilian corrugated box shipments more than offset by lower domestic and export containerboard shipments (excludes SP Fiber tons)
- Price / Mix: Stable North American and Brazilian box pricing more than offset by mix and lower export containerboard pricing
- Deflation: Lower energy and materials costs
- Downtime: Cost inefficiencies related to YOY incremental 90K tons of economic downtime
- Productivity: Realizing benefits from mill optimization, process improvements and purchasing initiatives

1) See Use of Non-GAAP Financial Measures and Reconciliations in Appendix.
2) Q1 FY16 results adjusted for merger-related inventory step-up adjustments of $1 million.
3) Combined and recast to reflect conforming cost treatments to be consistent with WestRock methodology. See Reconciliation in Appendix.
4) Corrugated Segment Sales exclude Trade Sales of $65 million and $71 million in Q1 FY16 and Q1 FY15 respectively in segment EBITDA margin calculation.

WestRock

Q1 FY16 Consumer Packaging Results

Financial Performance – Adjusted

($ in millions, except percentages)	Q1 FY16 WRK [2]	Q1 FY15 RKT + MWV [3]
Segment Sales	$1,542	$1,669
Segment Income [1]	$93	$112
Segment EBITDA [1]	$219	$210
% Margin [1]	14.2%	12.6%

Unfavorable foreign exchange translation impact to Q1 FY16 sales and segment EBITDA is $45 million [1] and $6 million [1], respectively

Segment EBITDA[1] ($ in millions)



$210
($27)
($3)
($9)
$21
($10)
$46
($6)
($3)
$219
Q1 FY15
Volume
Price / Mix
Pulp
Energy, Materials and Freight
Labor and Benefits Inflation
Productivity / Synergies
FX
Other
Q1 FY16

Business Performance Highlights:

- Consumer Packaging segment EBITDA margin of 14.2%, 160 basis points improvement vs. last year
- Stable demand in packaging (folding carton, beverage and, home, health and beauty)
- Home, health & beauty — margin improvement, due to favorable product mix, lower input costs, and improved productivity
- SBS — transitioned the production of Carolina® tons to WestRock mills
- Merchandising displays — soft quarter due to decline in customer promotional spending
- Q1 FY16 results include certain exited non-core international operations which incurred $4 million of losses
- Q1 FY15 results include sales of $41 million and income of $3 million from the legacy MWV European tobacco business which was sold in April 2015

Segment EBITDA Bridge Variances:

- Volume: Primarily due to lower merchandising display volumes and prior loss of a key paperboard customer in Q3 FY15
- Pulp: Primarily lower pulp pricing
- Deflation: Lower energy and chemical costs
- Productivity: Realizing benefits from consumer mill optimization coupled with ongoing productivity programs

1) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix.
2) Q1 FY16 and Q1 FY15 results adjusted for inventory stepped-up in purchase accounting, net of related LIFO of $2 million and $1 million, respectively.
3) Combined and recast to reflect conforming cost treatments to be consistent with WestRock methodology. See Reconciliation in Appendix.

WestRock

Q1 FY16 Specialty Chemicals (Ingevity) Results

Financial Performance – Adjusted

($ in millions, except percentages)	Q1 FY16 WRK [2]	Q1 FY15 MWV [3]
Segment Sales	$210	$241
Segment Income [1]	$9	$52
Segment EBITDA [1]	$32	$61
% Margin [1]	15.2%	25.1%

Foreign exchange translation to Q1 FY16 sales is unfavorable impact of $5 million [1] and to segment EBITDA is favorable impact of $1 million [1]

Business Performance Highlights:

- Diversified businesses helping to weather market headwinds:
  - Activated carbon sets December quarter and calendar year record for sales; solid progress in start-up of new China plant
  - Asphalt additive products complete record calendar year performance, up 11% in sales
- Oilfield chemicals sales down significantly due to reduced drilling and production activity; current annual revenue of ~ $80 million
  - Pricing and volume pressure in certain industrial specialties markets
- Significantly higher plant outage expenses and other costs impacted comparative earnings
- Prior period included one-time favorable benefits including APG sale which was a $5 million impact to segment income
- Pre-tax non-cash goodwill impairment charge of $478 million to reduce enterprise value to estimated valuation of $1.6 billion

Ingevity Spin Update:

- Spin targeted for early May 2016; extended time needed to complete separation work
- Initial leverage ratio of 2.5x; ~$400 million immediate cash to WestRock plus Ingevity funding $80 million in cash for future payoff of a capital lease obligation

1) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix.
2) Q1 FY16 results adjusted for merger-related inventory step-up and LIFO adjustments of $2 million.
3) Recast to reflect conforming cost treatments to be consistent with WestRock methodology. See Reconciliation in Appendix.

Q1 FY16 Land & Development Results

Financial Performance – Adjusted ($ in millions)	Q1 FY16 WRK	Q1 FY15 MWV (1)
Segment Sales	$15	$45
Segment Income	$1	$26

Business Performance Highlights:

- $11.3 million of land sales in Q1 FY16 versus $40.2 million in Q1 FY15
- Q1 FY15 included $37 million in forest sales
- Continued strong economic and real estate trends in the Charleston, SC market
- Step-up in book value of projects to market value due to the merger will have significant impact on ongoing reported profitability

Merger-Related Impacts to Q1 FY16:

- Segment income impacted by $5 million increase in book value of land sold due to step-up in asset values related to merger; step-up has no impact to current or future cash flows

1) Recast to reflect conforming cost treatments to be consistent with WestRock methodology. See Reconciliation in Appendix.

Recent Strategic Investments

Acquisition of SP Fiber — low cost, lightweight containerboard, creating portfolio opportunities

- Equity purchase price of $282 million and debt purchased of $37 million
- Dublin mill – 585K tons of low cost, recycled liner medium and kraft paper; allowed for other portfolio actions to take place
- Newberg mill – permanently closed

Acquisition of Cenveo Packaging — increasing downstream integration and capabilities; attractive multiple

- Equity purchase price of ~$100 million; EBITDA [(1)] multiple of 4.0x, with synergies
- Approximate annual revenue of $190 million
- Seven folding carton and litho laminate display locations with additional product capabilities
- Footprint consolidation opportunities

Investment in Grupo Gondi — transformational partnership in attractive high-growth market

- Cash investment of $175 million plus contribution of 3 WestRock Mexican box plants for a 25% equity interest in joint venture; $175 million in cash to remain in joint venture
- Combines WestRock's 3 box plants that ship > 200K tons of corrugated packaging with Grupo Gondi's 10 production sites that ship > 600K tons of corrugated, folding carton and beverage packaging; recently selling additional 25K tons of kraft liner to Grupo Gondi
- Pro forma 2015 sales and EBITDA [(1)] of USD $670 million and USD $135 million based on current exchange rates
- Expected to close in first half of calendar 2016

1) This is a non-GAAP Financial Measure.

Q1 FY16 Non-Allocated Expenses

Financial Performance ($ in millions)	Q1 FY16 WRK	Q1 FY15 RKT + MWV [1]	YOY Change
Non-Allocated Expenses excluding Non-Service Pension Income	$27	$48	($21)
Non-Service Pension Income	($22)	($47)	$25
Non-Allocated Expenses as reported	$5	$1	$4

Non-Allocated Expenses

- Decreased $21 million compared to prior year quarter due to cost reductions and the increased allocation of costs to the businesses

Non-Service Pension Income

- Decreased $25 million compared to prior year quarter primarily due to the de-risking of the U.S. qualified pension plans and the resulting lower expected return on assets
  - U.S. Qualified Pension Plan — $6.4 billion in assets and 108% funded
  - Minimal impact to plan funded status from recent market volatility

1) Combined and recast to reflect conforming cost treatments to be consistent with WestRock methodology.

Merger Synergy and Performance Improvement Realization

THREE-YEAR GOAL


Duplicative Corp & Support Functions 10%
Ongoing Productivity 40%
Capital Investment 20%
$1 billion
Procurement 30%

Q1 FY16 PROGRESS

- Achieved annualized run-rate savings in excess of $250 million
- Estimate annualized run-rate savings of at least $450 million by end of fiscal year 2016

On track to meet $1 billion savings objective by end of FY18

Q1 FY16 Segment EBITDA including Corporate Bridge (1)


($ in millions)
$642
($49)
($12)
($14)
$44
($24)
$88
($18)
($29)
($29)
($25)
Non-Core Businesses
$574
Q1 FY15
Volume
Price / Mix
Pulp
Energy, Materials and Freight
Labor and Benefits Inflation
Productivity / Synergies
FX
Pension Income
Ingevity
Land & Development
Q1 FY16

- Core packaging business performing well; productivity and synergies provide unparalleled opportunity for meaningful earnings improvement
- Productivity and synergies benefit of $88 million demonstrates continued momentum optimizing our mill and converting systems, leveraging our continuous improvement organization and lowering costs through supply chain, procurement and SG&A activities
- Stable pricing for our core packaging products
- Continued benefits from lower commodity input costs:
  - Natural Gas: +$23 million; Chemicals: +$12 million; Freight / Diesel, Other Energy and Materials: +$13 million and Wood / Fiber: ($4) million

1) Q1 FY16 and Q1 FY15 results adjusted for merger-related inventory step-up net of related LIFO adjustments of $5 million and $1 million, respectively. See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix.

WestRock

FY16 Cash Flow Outlook and Assumptions

in millions	FY16 Forecast
Cash Provided by Operating Activities, excluding after-tax cash restructuring [1]	\$1,800 - \$1,825
Less: Capital Expenditures	\$825 - \$850
Free Cash Flow [1]	**\$950 - \$1,000**

Select Cash Flow Items: Sources (Uses) of Cash	
Pension and postretirement funding (more) than expense (income)	(\$85)
Change in Accounts Receivable, Inventories and Accounts Payable Accounts	\$90

Income Tax Rate (excludes impact of goodwill impairment)	
Book Tax Rate	34% - 36%

Note: Outlook assumes a mid-Q3 FY16 spin of the Specialty Chemicals business (Ingevity) from WestRock and no cash flow contributions for their 7 month inclusion, as its cash provided by operating activities will be directly offset by its capital expenditures.

1) This is a non-GAAP Financial Measure.

WestRock – A Compelling Value Creation Opportunity

Industry Leadership	• Merger created a global industry leader with unparalleled customer offerings • Hold number 1 or number 2 positions in attractive paperboard packaging markets
Growth in Paper & Packaging	• Expanding customer relationships based on breadth and depth of product offerings across a broader geographic footprint • Making strategic investments that will improve our business and grow cash flow – Acquisition of SP Fiber – Acquisition of Cenveo Packaging – JV in Mexico with Grupo Gondi
Realizing Synergies and Performance Improvements	• Intensely focused on annualized $1 billion synergy and performance improvements target by year end FY18; over $250 million annualized run-rate as of 12/31/15
Strong Cash Flow Generation	• Estimate approximately $950 million to $1 billion of Free Cash Flow for FY16 (1) (2)
Balanced Capital Allocation Focused on Value Creation	• Returning significant cash to global stockholders while maintaining targeted 2.25x – 2.50x leverage ratio – Annual dividend of $1.50 per share; current dividend yield of 4.6% (3) – 40 million share repurchase program; repurchased 9.5 million shares since the merger

1) See Use of Non-GAAP Financial Measures and Reconciliation in the Appendix.
2) Free Cash Flow is defined as Cash Provided by Operating Activities, excluding after-tax cash restructuring costs minus capital expenditures.
3) This is a non-GAAP Measure. Calculated as annual dividend of $1.50 divided by closing share price on 1/27/2016 of $32.60.

Appendix

Non-GAAP Measures

Credit Agreement EBITDA:

"Credit Agreement EBITDA" is calculated in accordance with the definition contained in our Credit Agreement. Credit Agreement EBITDA is generally defined as Consolidated Net Income plus: consolidated interest expense, income taxes of the consolidated companies determined in accordance with GAAP, depreciation and amortization expense of the consolidated companies determined in accordance with GAAP, loss on extinguishment of debt and financing fees, certain non-cash and cash charges incurred, including goodwill impairment, certain restructuring and other costs, merger / acquisition and integration costs, charges and expenses associated with the write-up of inventory acquired and other items.

Total Funded Debt and Leverage Ratio

"Total Funded Debt" is calculated in accordance with the definition contained in our Credit Agreement. Total Funded Debt is generally defined as aggregate debt obligations reflected in our balance sheet less the stepped up value of said debt, less non-recourse debt except for Securitization related debt, less trade payables related debt that may be recharacterized as debt, less insurance policy loans to the extent offset by assets of the applicable insurance policies, obligations with the hedge adjustments resulting from terminated and existing fair value interest rate derivatives or swaps, if any, less certain cash, plus additional outstanding letters of credit not already reflected in debt and certain guarantees.

Our management uses Credit Agreement EBITDA and Total Funded Debt to evaluate compliance with our debt covenants and borrowing capacity available under our Credit Agreement and as a measure of operating performance. Management believes that investors also use these measures to evaluate our compliance with our debt covenants and available borrowing capacity. Borrowing capacity is dependent upon, in addition to other measures, the "Credit Agreement Debt/EBITDA ratio" or the "Leverage Ratio," which is defined as Total Funded Debt divided by Credit Agreement EBITDA. As of the December 31, 2015 calculation, our Leverage Ratio was 2.20 times. While the Leverage Ratio under the Credit Agreement determines the credit spread on our debt we are not subject to a Leverage Ratio cap. The Credit Agreement is subject to a Debt to Capitalization and Consolidated Interest Coverage Ratio, as defined in the Credit Agreement. Our management uses Credit Agreement EBITDA and Total Funded Debt to evaluate our performance and to compare to our target Leverage Ratio of 2.25x – 2.50x.

Non-GAAP Measures (cont.)

Adjusted Earnings Per Diluted Share

We also use the non-GAAP measure "adjusted earnings per diluted share," also referred to as "adjusted earnings per share" or "Adjusted EPS." Management believes this non-GAAP financial measure provides our board of directors, investors, potential investors, securities analysts and others with useful information to evaluate our performance because it excludes restructuring and other costs, net, and other specific items that management believes are not indicative of the ongoing operating results of the business. The Company and our board of directors use this information to evaluate our performance relative to other periods.

Constant Currency Measures

Our management uses Segment Sales, Segment Income and Segment EBITDA Margins as well as those measures held on a constant currency basis, i.e. eliminating the impact of the change in currency from the comparison period, to evaluate our segment performance and our performance against our peers. Management believes that investors also use this measure to evaluate our performance relative to our peers. "Segment EBITDA Margin" is calculated by dividing that segment's EBITDA by Segment Sales (in millions, except percentages).

Q1 FY16 Adjusted Earnings Per Share Reconciliation

($ in millions, except per share data)		WRK Q1 FY16
Loss attributable to common stockholders	$	**(453.5)**
Restructuring and other items		125.6
Merger and acquisition inventory step-up expense		3.3
Impairment of Specialty Chemicals goodwill		478.3
Adjusted Net Income	$	**153.7**
Loss Per Diluted Share	$	**(1.76)**
Restructuring and other items		0.49
Merger and acquisition inventory step-up expense		0.01
Impairment of Specialty Chemicals goodwill		1.86
Adjustment to reflect adjusted earnings on a fully diluted basis		(0.01)
Adjusted Earnings Per Diluted Share	$	**0.59**

Q1 FY16 Adjusted Segment Sales, Adjusted EBITDA and Adjusted EBITDA Margin Calculations

($ in millions, except percentages)	Corrugated Packaging	Consumer Packaging	Specialty Chemicals	Land and Development	Corporate Non-Allocated / Other	Consolidated
Segment Sales	$ 1,964.3	$ 1,542.2	$ 209.8	$ 15.4	$ (51.0)	$ 3,680.7
Less: Trade Sales	(65.1)	-	-	-	-	(65.1)
Adjusted Segment Sales	$ 1,899.2	$ 1,542.2	$ 209.8	$ 15.4	$ (51.0)	$ 3,615.6
Segment Income including Corporate	$ 180.1	$ 91.2	$ 7.1	$ 0.7	$ (4.5)	$ 274.6
Addback: Inventory step-up	0.6	2.2	2.0	-	-	4.8
Adjusted Segment Income including Corporate	$ 180.7	$ 93.4	$ 9.1	$ 0.7	$ (4.5)	$ 279.4
Depreciation and Amortization	144.1	125.1	22.7	0.7	1.7	294.3
Adjusted Segment EBITDA	$ 324.8	$ 218.5	$ 31.8	$ 1.4	$ (2.8)	$ 573.7
Adjusted Segment EBITDA Margins	17.1%	14.2%	15.2%	9.1%		

WestRock

Q1 FY16 YoY Corrugated EBITDA Margin Calculations Reconciliation

($ in millions, except percentages)	Q1 FY16 North America	Q1 FY16 Brazil	Q1 FY16 Other	Q1 FY16 Corrugated Packaging
Segment Sales	$ 1,762.3	$ 86.7	$ 115.3	$ 1,964.3
Less: Trade Sales	(65.1)	-	-	(65.1)
Adjusted Segment Sales	$ 1,697.2	$ 86.7	$ 115.3	$ 1,899.2
Segment Income	$ 169.6	$ 10.0	$ 0.5	$ 180.1
Addback: Inventory Step-up	0.5	0.1	-	0.6
Depreciation and Amortization	130.0	11.4	2.7	144.1
Adjusted Segment EBITDA	$ 300.1	$ 21.5	$ 3.2	$ 324.8
Adjusted Segment EBITDA Margins	17.7%	24.8%	2.8%	17.1%

($ in millions, except percentages)	Q1 FY15 - RKT North America	Q1 FY15 - RKT Other	Q1 FY15 - RKT Corrugated Packaging	Q1 FY15 - MWV Corrugated Packaging	Q1 FY15 - RKT + MWV Corrugated Packaging
Segment Sales	$ 1,767.1	$ 75.7	$ 1,842.8	$ 139.2	$ 1,982.0
Less: Trade Sales	(71.1)	-	(71.1)	-	(71.1)
Adjusted Segment Sales	$ 1,696.0	$ 75.7	$ 1,771.7	$ 139.2	$ 1,910.9
Segment Income	$ 183.1	$ 1.8	$ 184.9	$ 24.7	$ 209.6
Depreciation & Amortization	117.3	2.7	120.0	10.2	130.2
Adjusted Segment EBITDA	$ 300.4	$ 4.5	$ 304.9	$ 34.9	$ 339.8
Adjusted Segment EBITDA Margins	17.7%	5.9%	17.2%	25.1%	17.8%

WestRock

Q1 FY16 and FY15 Packaging Shipments Results (1)

		FY15				FY16
	Unit	Q1	Q2	Q3	Q4	Q1
Corrugated Packaging						
North America Corrugated						
Corrugated Packaging Shipments (2)	Thousands of tons	1,995.8	1,936.7	2,032.6	2,018.0	2,046.7
Corrugated Container Shipments	Billions of square feet	18.8	18.9	19.6	19.4	19.4
Corrugated Container Shipments per Shipping Day	Millions of square feet	309.0	304.5	309.9	303.2	318.1
Corrugated Packaging Maintenance Downtime	Thousands of tons	68.5	79.6	104.1	3.1	119.9
Corrugated Packaging Economic Downtime	Thousands of tons	53.1	24.5	29.5	83.9	144.0
Pulp Shipments	Thousands of tons	87.6	59.6	79.6	84.0	80.1
SP Fiber	Thousands of tons	-	-	-	-	152.8
Brazil and India						
Corrugated Packaging Shipments	Thousands of tons	166.5	168.2	175.1	171.4	180.2
Corrugated Container Shipments	Billions of square feet	1.4	1.4	1.5	1.4	1.4
Corrugated Container Shipments per Shipping Day	Millions of square feet	18.7	20.4	19.9	18.1	19.2
Total Corrugated Packaging Segment Shipments (3)	Thousands of tons	2,162.3	2,104.9	2,207.7	2,189.4	2,226.9
Consumer Packaging						
WestRock						
Consumer Packaging Segment Shipments (4)	Thousands of tons	871.0	875.4	955.3	955.1	859.8
Pulp Shipments	Thousands of tons	68.3	45.6	60.7	88.8	75.1
Consumer Packaging Shipments	Billions of square feet	8.6	8.6	9.2	9.2	8.8

1) Combined RKT and MWV shipments for Q1 FY15 to Q3 FY15
2) Includes Pulp for all periods and SP Fiber Shipments for Q1 FY16
3) Combined North America, Brazil and India Shipments
4) Does not include Pulp Shipments

WestRock

Q1 FY16 LTM Credit Agreement EBITDA, Net Sales and LTM Credit Agreement EBITDA Margin

($ in millions, except percentages)		WRK LTM Q1 FY16
Consolidated Net Income (Loss)	$	(65.5)
Interest Expense, Net		130.8
Income Taxes		214.7
Depreciation, Depletion and Amortization		883.3
Additional Permitted Charges		1,361.3 (1)
LTM Credit Agreement EBITDA	**$**	**2,524.6**
Net Sales	$	15,252.1 (2)
Less: Trade Sales		(281.0)
Net Sales Adjusted for Trade Sales	**$**	**14,971.1**
LTM Credit Agreement EBITDA Margin		**16.9%**

1) Additional Permitted Charges includes a $478 million goodwill impairment charge for Ingevity, $185 million and $265 million for MWV in the computation of Credit Agreement EBITDA for the quarters ended March 30, 2015 and June 30, 2015, respectively. In addition, Additional Permitted Charges adds back $313 million of Restructuring and other costs, net and $77 million of pre-tax expense for inventory stepped-up in purchase accounting.

2) WRK LTM Net Sales of $12,548 million plus MWV 6 months June 2015 Net Sales of $2,704 million.

WestRock

Q1 FY16 Total Debt, Funded Debt and Leverage Ratio

($ in millions, except ratios)		WRK Q1 FY16
Current Portion of Debt	$	184.8
Long-Term Debt Due After One Year		5,631.7
Total Debt		5,816.5
Less: Unamortized Debt Stepped-up to Fair Value in Purchase Accounting and Deferred Financing Costs		(321.1)
Plus: Letters of Credit, Guarantees and Other Adjustments		50.0
Total Funded Debt	**$**	**5,545.4**
LTM Credit Agreement EBITDA	$	2,524.6
Leverage Ratio		**2.20** X

WestRock

Forecasted FY16 Major Annual Consumption Volumes

Major Annual Consumption Volumes	Units
Recycled Fiber (tons millions)	4.9
Wood (tons millions)	32
Natural Gas (bcf)	66
Diesel (gallons millions)	73
Electricity (kw billions)	4.6
Polypro/Polyethylene (dry lbs. millions)	150
Caustic Soda (tons thousands)	204
Starch (dry lbs. millions)	521

Q1 FY15 Reconciliation of Reported to Recast Segment Income and EBITDA

($ in millions, except percentages)	RKT [1]	MWV as Reported [2]	MWV Adjustments [3]	MWV Recast Total	Combined RKT / MWV
Segment Sales					
Corrugated Packaging	$ 1,842.8	$ 139.2	$ -	$ 139.2	$ 1,982.0
Consumer Packaging	713.0	956.2	-	956.2	1,669.2
Specialty Chemicals	-	241.0	-	241.0	241.0
Land & Development	-	44.9	-	44.9	44.9
Intersegment Eliminations	(41.6)	(7.2)	-	(7.2)	(48.8)
Total Segment sales	**$ 2,514.2**	**$ 1,374.1**	**$ -**	**$ 1,374.1**	**$ 3,888.3**
Segment Income					
Corrugated Packaging	$ 184.9	$ 27.2	$ (2.5)	$ 24.7	$ 209.6
Consumer Packaging	60.1	84.4	(32.2)	52.2	112.3
Specialty Chemicals	-	53.4	(1.7)	51.7	51.7
Land & Development	-	12.2	13.9	26.1	26.1
Total Segment Income	245.0	177.2	(22.5)	154.7	399.7
Corporate non-allocated	(22.3)	(63.7)	38.0	(25.7)	(48.0)
Non-Service Pension Income (Expense)	6.4	40.6	-	40.6	47.0
Segment Income including Corporate	**229.1**	**154.1**	**15.5**	**169.6**	**398.7**
Noncontrolling interest	-	15.5	(15.5)	-	-
MWV Interest and Other Items	-	(73.0)	-	(73.0)	(73.0)
	$ 229.1	$ 96.6	$ -	$ 96.6	$ 325.7
Depreciation and Amortization					
Corrugated Packaging	$ 120.0	$ 10.2	$ -	$ 10.2	$ 130.2
Consumer Packaging	27.6	70.4	-	70.4	98.0
Specialty Chemicals	-	8.8	-	8.8	8.8
Land & Development	-	0.4	-	0.4	0.4
Total Segment D&A	147.6	89.8	-	89.8	237.4
Corporate Non-Allocated	4.2	1.4	-	1.4	5.6
Total D&A	**$ 151.8**	**$ 91.2**	**$ -**	**$ 91.2**	**$ 243.0**
Segment EBITDA					
Corrugated Packaging	$ 304.9	$ 37.4	$ (2.5)	$ 34.9	$ 339.8
Consumer Packaging	87.7	154.8	(32.2)	122.6	210.3
Specialty Chemicals	-	62.2	(1.7)	60.5	60.5
Land & Development	-	12.6	13.9	26.5	26.5
Total Segment EBITDA	392.6	267.0	(22.5)	244.5	637.1
Corporate Non-Allocated	(18.1)	(62.3)	38.0	(24.3)	(42.4)
Non-Service Pension Income (Expense)	6.4	40.6	-	40.6	47.0
Noncontrolling interest	-	15.5	(15.5)	-	-
Segment EBITDA including Corporate	**$ 380.9**	**$ 260.8**	**$ -**	**$ 260.8**	**$ 641.7**
Segment EBITDA Margins					
Corrugated Packaging	16.5%	26.9%	nm	25.1%	17.1%
Consumer Packaging	12.3%	16.2%	nm	12.8%	12.6%
Specialty Chemicals	0.0%	25.8%	nm	25.1%	25.1%
Land & Development	0.0%	28.1%	nm	59.0%	59.0%
Segment including Corporate EBITDA Margin	**15.1%**	**19.0%**	**nm**	**19.0%**	**16.5%**

(1) Reflects segment realignment, RockTenn's Consumer Packaging segment excludes $1.1 million of inventory step-up.
(2) Reflects segment realignment and presented to one decimal.
(3) Recasting of allocation of additional Corporate, pension and stock-based compensation costs to segments in order to conform to the WestRock methodology.

WestRock

Q2 FY15 Reconciliation of Reported to Recast Segment Income and EBITDA

($ in millions, except percentages)	RKT [1]	MWV as Reported [2]	MWV Adjustments [3]	MWV Recast Total	Combined RKT / MWV
Segment Sales					
Corrugated Packaging	$ 1,799.5	$ 121.5	$ -	$ 121.5	$ 1,921.0
Consumer Packaging	694.9	924.5	-	924.5	1,619.4
Specialty Chemicals	-	239.2	-	239.2	239.2
Land & Development	-	2.5	-	2.5	2.5
Intersegment Eliminations	(38.8)	(5.7)	-	(5.7)	(44.5)
Total Segment sales	**$ 2,455.6**	**$ 1,282.0**	**$ -**	**$ 1,282.0**	**$ 3,737.6**
Segment Income					
Corrugated Packaging	$ 169.4	$ 23.2	$ (2.6)	$ 20.6	$ 190.0
Consumer Packaging	52.6	75.5	(35.2)	40.3	92.9
Specialty Chemicals	-	49.5	(3.2)	46.3	46.3
Land & Development	-	(2.9)	(1.8)	(4.7)	(4.7)
Total Segment Income	222.0	145.3	(42.8)	102.5	324.5
Corporate non-allocated	(20.2)	(68.8)	43.1	(25.7)	(45.9)
Non-Service Pension Income (Expense)	5.3	33.6	-	33.6	38.9
Segment Income including Corporate	**207.1**	**110.1**	**0.3**	**110.4**	**317.5**
Noncontrolling interest	-	0.3	(0.3)	-	-
MWV Interest and Other Items	-	(65.9)	-	(65.9)	(65.9)
	$ 207.1	$ 44.5	$ -	$ 44.5	$ 251.6
Depreciation and Amortization					
Corrugated Packaging	$ 120.6	$ 9.5	$ -	$ 9.5	$ 130.1
Consumer Packaging	27.9	60.7	-	60.7	88.6
Specialty Chemicals	-	8.7	-	8.7	8.7
Land & Development	-	0.2	-	0.2	0.2
Total Segment D&A	148.5	79.1	-	79.1	227.6
Corporate Non-Allocated	4.2	3.0	-	3.0	7.2
Total D&A	**$ 152.7**	**$ 82.1**	**$ -**	**$ 82.1**	**$ 234.8**
Segment EBITDA					
Corrugated Packaging	$ 290.0	$ 32.7	$ (2.6)	$ 30.1	$ 320.1
Consumer Packaging	80.5	136.2	(35.2)	101.0	181.5
Specialty Chemicals	-	58.2	(3.2)	55.0	55.0
Land & Development	-	(2.7)	(1.8)	(4.5)	(4.5)
Total Segment EBITDA	370.5	224.4	(42.8)	181.6	552.1
Corporate Non-Allocated	(16.0)	(65.8)	43.1	(22.7)	(38.7)
Non-Service Pension Income (Expense)	5.3	33.6	-	33.6	38.9
Noncontrolling interest	-	0.3	(0.3)	-	-
Segment EBITDA including Corporate	**$ 359.8**	**$ 192.5**	**$ -**	**$ 192.5**	**$ 552.3**
Segment EBITDA Margins					
Corrugated Packaging	16.1%	26.9%	nm	24.8%	16.7%
Consumer Packaging	11.6%	14.7%	nm	10.9%	11.2%
Specialty Chemicals	0.0%	24.3%	nm	23.0%	23.0%
Land & Development	0.0%	-108.0%	nm	-180.0%	-180.0%
Segment including Corporate EBITDA Margin	**14.7%**	**15.0%**	**nm**	**15.0%**	**14.8%**

(1) Reflects segment realignment, RockTenn's Consumer Packaging segment excludes $0.2 million of inventory step-up.
(2) Reflects segment realignment and presented to one decimal.
(3) Recasting of allocation of additional Corporate, pension and stock-based compensation costs to segments in order to conform to the WestRock methodology.

WestRock

Q3 FY15 Reconciliation of Reported to Recast Segment Income and EBITDA

($ in millions, except percentages)	RKT	MWV as Reported [1]	MWV Adjustments [2]	MWV Recast Total	Combined RKT / MWV
Segment Sales					
Corrugated Packaging	$ 1,887.3	$ 123.1	$ -	$ 123.1	$ 2,010.4
Consumer Packaging	690.2	1,020.4	-	1,020.4	1,710.6
Specialty Chemicals	-	262.2	-	262.2	262.2
Land & Development	-	22.0	-	22.0	22.0
Intersegment Eliminations	(38.6)	(5.4)	-	(5.4)	(44.0)
Total Segment sales	**$ 2,538.9**	**$ 1,422.3**	**$ -**	**$ 1,422.3**	**$ 3,961.2**
Segment Income					
Corrugated Packaging	$ 217.0	$ 18.1	$ (2.6)	$ 15.5	$ 232.5
Consumer Packaging	77.9	125.0	(34.7)	90.3	168.2
Specialty Chemicals	-	61.7	(2.8)	58.9	58.9
Land & Development	-	2.1	6.0	8.1	8.1
Total Segment Income	294.9	206.9	(34.1)	172.8	467.7
Corporate non-allocated	(18.0)	(64.1)	42.1	(22.0)	(40.0)
Non-Service Pension Income (Expense)	5.3	33.6	-	33.6	38.9
Segment Income including Corporate	**282.2**	**176.4**	**8.0**	**184.4**	**466.6**
Noncontrolling interest	-	8.0	(8.0)	-	-
MWV Interest and Other Items	-	(76.2)	-	(76.2)	(76.2)
	$ 282.2	$ 108.2	$ -	$ 108.2	$ 390.4
Depreciation and Amortization					
Corrugated Packaging	$ 122.4	$ 8.8	$ -	$ 8.8	$ 131.2
Consumer Packaging	28.7	58.8	-	58.8	87.5
Specialty Chemicals	-	8.5	-	8.5	8.5
Land & Development	-	0.4	-	0.4	0.4
Total Segment D&A	151.1	76.5	-	76.5	227.6
Corporate Non-Allocated	3.9	3.3	-	3.3	7.2
Total D&A	**$ 155.0**	**$ 79.8**	**$ -**	**$ 79.8**	**$ 234.8**
Segment EBITDA					
Corrugated Packaging	$ 339.4	$ 26.9	$ (2.6)	$ 24.3	$ 363.7
Consumer Packaging	106.6	183.8	(34.7)	149.1	255.7
Specialty Chemicals	-	70.2	(2.8)	67.4	67.4
Land & Development	-	2.5	6.0	8.5	8.5
Total Segment EBITDA	446.0	283.4	(34.1)	249.3	695.3
Corporate Non-Allocated	(14.1)	(60.8)	42.1	(18.7)	(32.8)
Non-Service Pension Income (Expense)	5.3	33.6	-	33.6	38.9
Noncontrolling interest	-	8.0	(8.0)	-	-
Segment EBITDA including Corporate	**$ 437.2**	**$ 264.2**	**$ -**	**$ 264.2**	**$ 701.4**
Segment EBITDA Margins					
Corrugated Packaging	18.0%	21.9%	nm	19.7%	18.1%
Consumer Packaging	15.4%	18.0%	nm	14.6%	14.9%
Specialty Chemicals	0.0%	26.8%	nm	25.7%	25.7%
Land & Development	0.0%	11.4%	nm	38.6%	38.6%
Segment including Corporate EBITDA Margin	**17.2%**	**18.6%**	**nm**	**18.6%**	**17.7%**

(1) Reflects segment realignment and presented to one decimal.
(2) Recasting of allocation of additional Corporate, pension and stock-based compensation costs to segments in order to conform to the WestRock methodology.

Reconciliation of MWV Recast Corporate Unallocated to Reported Corporate and Other

($ in millions)		Q1 FY15		Q2 FY15		Q3 FY15
MWV Recast Corporate Non-Allocated	**$**	**(63.7)**	**$**	**(68.8)**	**$**	**(64.1)**
Add: Non-Service Pension Income (Expense)		40.6		33.6		33.6
Total MWV Recast Corporate Unallocated	$	(23.1)	$	(35.2)	$	(30.5)
Plus:						
Interest Income		15.0		14.1		14.1
Other Income (Expense)		0.6		(3.4)		(2.6)
Less:						
Interest Expense		(53.1)		(52.1)		(50.5)
Restructuring		(35.5)		(24.5)		(37.2)
Total Interest and Other Items		(73.0)		(65.9)		(76.2)
MWV Reported Corporate and Other [1]	**$**	**(96.1)**	**$**	**(101.1)**	**$**	**(106.7)**

(1) Shown here to one-decimal place. Previously reported in whole millions. Minor rounding differences may appear.

WestRock

FX Reconciliation

	Q1 FY16	Combined Q1 FY15	% Change	Q1 FY16 Currency Impact $'s	Q1 FY16 Currency Adjusted	Currency Adjusted % Change
Net sales						
Corrugated Packaging	$ 1,964.3	$ 1,982.0	-0.9%	$ (80.4)	$ 2,044.7	3.2%
Consumer Packaging	1,542.2	1,669.2	-7.6%	(44.6)	1,586.8	-4.9%
Specialty Chemicals	209.8	241.0	-12.9%	(4.8)	214.6	-11.0%
Land and Development	15.4	44.9	-65.7%	-	15.4	-65.7%
Intersegment Eliminations	(51.0)	(48.8)	nm	-	(51.0)	nm
Total Net Sales	$ 3,680.7	$ 3,888.3	-5.3%	$ (129.8)	$ 3,810.5	-2.0%
Segment EBITDA						
Corrugated Packaging	$ 324.8	$ 339.8	-4.4%	$ (13.7)	$ 338.5	-0.4%
Consumer Packaging	218.5	210.3	3.9%	(6.2)	224.7	6.8%
Specialty Chemicals	31.8	60.5	-47.4%	0.8	31.0	-48.8%
Land and Development	1.4	26.5	nm	-	1.4	nm
Total Segment EBITDA [1]	$ 576.5	$ 637.1	-9.5%	$ (19.1)	$ 595.6	-6.5%

nm = not meaningful

1) Segment EBITDA excludes $0.6, $2.2 and $2.0 million of inventory step-up in the quarter ended December 31, 2015 for the Corrugated Packaging, Consumer Packaging and Specialty Chemicals segments, respectively. Segment EBITDA in the prior year quarter excludes $1.1 million of inventory step-up in the Consumer Packaging segment.

WestRock